UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 16, 2026

REPOSITRAK, INC.
(Exact name of Registrant as specified in its Charter)

Nevada	001-34941	37-1454128
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

5282 South Commerce Drive, Suite D292, Murray, Utah 84107
(Address of principal executive offices)

(435) 645-2000
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.01 per share	TRAK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 16, 2026 (the “Effective Date”), PC Group, Inc. (“PC Group”), a subsidiary of ReposiTrak, Inc. (the “Company”), executed and funded a Senior Unsecured Promissory Note (the “Note”) with SPAR Marketing Force, Inc. (the “Borrower”), pursuant to which PC Group provided the Borrower with a loan facility in an aggregate principal amount of up to $4,000,000. The transaction is part of a strategic commercial relationship between the Company and the Borrower.

The Note provides for funding in two tranches consisting of (i) an initial advance of $3,000,000 and (ii) an additional $1,000,000 available to be drawn beginning July 17, 2026. The Note bears interest at a rate of 8.0% per annum, payable monthly on an interest-only basis, and matures on March 16, 2029. The Borrower may prepay the Note at any time without penalty. PC Group does not have the right to accelerate repayment prior to maturity except upon the occurrence of an event of default.

SPAR Group, Inc., the parent company of the Borrower, has provided an irrevocable and unconditional guaranty of the Borrower’s obligations under the Note.

In connection with the Note, the Borrower agreed to cause SPAR Group, Inc. to issue to PC Group 1,000,000 shares of SPAR Group’s common stock at a deemed value of $0.80 per share, to be issued within thirty (30) days following execution of the Note.

The Note includes anti-dilution and price protection provisions relating to the shares of SPAR Group common stock issued in connection with the transaction, including adjustments in the event SPAR Group issues equity securities at a price below $0.80 per share during the term of the Note, as well as additional share issuances at specified times to maintain a minimum value threshold.

The Note contains customary events of default, including failure to make payments when due, bankruptcy or insolvency of the Borrower, breaches of material covenants, and failure to deliver the equity consideration. Upon an event of default, the interest rate increases to 12.0% per annum, and PC Group may accelerate all amounts due under the Note.

The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Note, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations and involve risks and uncertainties. Actual results may differ materially from those expressed or implied in the forward-looking statements. Factors that could cause actual results to differ are described in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update these statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Senior Unsecured Promissory Note by and among SPAR Marketing Force, Inc., PC Group, Inc., and SPAR Group, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPOSITRAK, INC.

Date: March 20, 2026	/s/ John Merrill
John Merrill
Chief Financial Officer